UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 18, 2008

PHARMACOPEIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50523	51-0418085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 5350, Princeton, New Jersey	08543-5350
(Address of principal executive offices)	(Zip Code)

(609) 452-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 18, 2008, Pharmacopeia, Inc. (the “Company”) announced that it will receive a payment of $5 million from GlaxoSmithKline (“GSK”).  This is the third $5 million payment to be received by the Company from GSK in connection with the Product Development and Commercialization Agreement entered into by the Company and GSK as of March 24, 2006 (the “Agreement”).  This payment is triggered by the Company’s completion of certain early discovery activities established under the Agreement.

The Company’s press release dated March 18, 2008 related to the announcement is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c)                                  Exhibits

Exhibit Number

99.1	Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACOPEIA, INC.

		By:	/s/ Brian M. Posner

Brian M. Posner
Executive Vice President, Chief Financial
Officer and Treasurer

Date:	March 25, 2008